EXHIBIT 4.18

CENVEO CORPORATION
(as successor to Cadmus Communications Corporation)

the SUBSIDIARY GUARANTORS named in Schedule I hereto

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

EIGHTH SUPPLEMENTAL INDENTURE
Supplementing the Indenture of
June 15, 2004

Dated as of August 20, 2008

8⅜% SENIOR SUBORDINATED NOTES DUE 2014

THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of August 20 2008 (this “Supplemental Indenture”), is among Cenveo Corporation, a Delaware corporation (as successor to Cadmus Communications Corporation, a Virginia corporation) (the “Company”), the Subsidiary Guarantors (as defined herein) listed on Schedule I hereto (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), and U.S. Bank National Association (successor trustee to Wachovia Bank, National Association), as trustee (the “Trustee”).

WHEREAS, in connection with the issuance by the Company of its 8⅜% Senior Subordinated Notes due 2014 (the “Notes”), in the aggregate principal amount of $125,000,000, the Company, certain Subsidiary Guarantors and the Trustee entered into an indenture dated as of June 15, 2004 (as supplemented by the First Supplemental Indenture dated as of March 1, 2005, the Second Supplemental Indenture dated as of May 19, 2006, the Third Supplemental Indenture and Amendment to Subsidiary Guarantee dated as of March 7, 2007, the Fourth Supplemental Indenture dated as of July 9, 2007, the Fifth Supplemental Indenture dated as of August 30, 2007, the Sixth Supplemental Indenture dated as of November 7, 2007 and the Seventh Supplemental Indenture dated as of April 16, 2008, the “Indenture”; capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Indenture); and

WHEREAS, Section 9.01(6) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of any holder of any outstanding Notes to comply with Sections 4.19(A) and 4.19(C) of the Indenture; and

WHEREAS, pursuant to Section 4.19(A) of the Indenture, the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company, unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Subsidiary Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt; and

WHEREAS, the Company and each Subsidiary Guarantor has authorized the execution and delivery of this Supplemental Indenture, as applicable; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee have been done.

NOW THEREFORE, WITNESSETH, that, for and in consideration of the premises, and in order to comply with the terms of Section 4.19(A) and Article Nine of the Indenture, the Company agrees with the Subsidiary Guarantors and the Trustee as follows:

ARTICLE 1.
JOINDER AND ASSUMPTION TO THE INDENTURE

SECTION 1.01.	ADDITION OF SUBSIDIARY GUARANTORS

Effective as of the Operative Date (as hereinafter defined), in accordance with the terms of the Indenture, Lightning Labels, LLC (the “Additional Guarantor”) hereby assumes and agrees to perform all obligations and covenants of a Subsidiary Guarantor under the Indenture, and agrees that it hereby shall become a Subsidiary Guarantor under and for all purposes of the Indenture with all the rights and obligations of a Subsidiary Guarantor thereunder.

The obligations of the Additional Guarantor to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee are expressly subordinated to the extent set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of such subordination.

ARTICLE 2.
MISCELLANEOUS

SECTION 2.01.	OPERATIVE DATE

This Supplemental Indenture is effective when executed (the “Operative Date”).

SECTION 2.02.	COUNTERPART ORIGINALS

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall constitute the same agreement.

SECTION 2.03.	GOVERNING LAW

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 2.04.	TRUSTEE’S DISCLAIMER

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date and year first written above.

CENVEO CORPORATION

By:   /s/ Mark S. Hiltwein
Name:   Mark S. Hiltwein
Title:     Chief Financial Officer

EACH ENTITY LISTED ON SCHEDULE I HERETO

By:   /s/ Mark S. Hiltwein
Name:   Mark S. Hiltwein
Title:     Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
(successor trustee to Wachovia Bank, National
Association), as Trustee

By:   /s/ John G. Correia
Name:   John G. Correia
Title:     Vice President

EIGHTH SUPPLEMENTAL INDENTURE (CADMUS)

SCHEDULE I

SCHEDULE OF SUBSIDIARY GUARANTORS

DISCOUNT LABELS, LLC
CENVEO GOVERNMENT PRINTING, INC.
CENVEO SERVICES, LLC
CENVEO COMMERCIAL OHIO, LLC
CENVEO RESALE OHIO, LLC
CENVEO OMEMEE LLC
COLORHOUSE CHINA, INC.
MMTP HOLDINGS, INC.
CRX JV, LLC
CRX HOLDING, INC.
RX TECHNOLOGY CORP.
RX JV HOLDING, INC.
PC INK CORP.
PRINTEGRA CORPORATION
CADMUS PRINTING GROUP, INC.
WASHBURN GRAPHICS, INC.
CADMUS JOURNAL SERVICES, INC.
CADMUS FINANCIAL DISTRIBUTION, INC.
CADMUS TECHNOLOGY SOLUTIONS, INC.
GARAMOND/PRIDEMARK PRESS, INC.
CADMUS DELAWARE, INC.
CADMUS UK, INC.
EXPERT GRAPHICS, INC.
CADMUS GOVERNMENT PUBLICATION SERVICES, INC.
CADMUS MARKETING GROUP, INC.
AMERICAN GRAPHICS, INC.
CADMUS DIRECT MARKETING, INC.
CADMUS INTERACTIVE, INC.
CADMUS MARKETING, INC.
CADMUS/O’KEEFE MARKETING, INC.
OLD TSI, INC.
CADMUS INVESTMENTS, LLC
PORT CITY PRESS, INC.
SCIENCE CRAFTSMAN INCORPORATED
CADMUS INTERNATIONAL HOLDINGS, INC.
CDMS MANAGEMENT, LLC,
VAUGHAN PRINTERS INC.
VSUB HOLDING COMPANY
MADISON/GRAHAM COLORGRAPHICS, INC.
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.
COMMERCIAL ENVELOPE MANUFACTURING CO., INC.
BERLIN & JONES CO., LLC
HEINRICH ENVELOPE, LLC
CENVEO CEM, INC.
CENVEO CEM, LLC
CENVEO, INC.
CNMW INVESTMENTS, INC.
CENVEO ALBERTA FINANCE LIMITED PARTNERSHIP
CENVEO MCLAREN MORRIS AND TODD COMPANY
CENVEO MM&T PACKAGING COMPANY
REX CORPORATION
136 EASTPORT ROAD, LLC
LIGHTNING LABELS, LLC